POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints James H. Davis, Steven C. Mayer or Alain Cappeluti, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself, pursuant to Section 16 of the Securities and Exchange
Act of 1934, as amended (the "Exchange Act") and the regulations promulgated there under, with respect to any and all filings relating to Human Genome Sciences, Inc., and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, or the Bylaws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do
or cause to be done by virtue hereof.   This Power of Attorney will remain in
effect for as long as the undersigned is subject to the reporting requirements of Section 16 of the Exchange Act.

	IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 17th day of September, 2003.

							/s/ Argeris N. Karabelas									Argeris N. Karabelas, Ph.D.

STATE OF MARYLAND 	)
				) ss.:
COUNTY OF MONTGOMERY  	)

	On this 17th day of September, 2003, before me personally appeared Argeris N. Karabelas, to me known and known to me to be the individual described herein, and who executed the foregoing certificate, and thereupon duly acknowledged to me that he executed the same.


/s/ Rose Hadidian
Notary Public
My Commission Expires:  July 20, 2005